Exhibit 99.1
For Immediate Release

Contacts: Courtney Guertin Corporate Communications 401-457-9501 courtney.guertin@linmedia.com Richard Schmaeling, Chief Financial Officer 401-457-9510 richard.schmaeling@linmedia.com

LIN Media LLC Announces First Quarter 2014 Results

AUSTIN, TX, April 28, 2014 – LIN Media LLC (“LIN Media” or the “Company”; NYSE: LIN), a local multimedia company, today reported results for its first quarter ended March 31, 2014.

Summary of Results for the First Quarter Ended March 31, 2014

•	Net revenues increased 18% to $166.2 million compared to $141 million in the first quarter of 2013.

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Local revenues, which include net local advertising revenues, retransmission consent fee revenues and television station website revenues, increased 9% to $108.1 million compared to $99.4 million in the first quarter of 2013.

•	Net national revenues increased 2% to $30 million compared to $29.5 million in the first quarter of 2013.

•	Net political revenues were $1.3 million compared to $0.5 million in the first quarter of 2013.

•
Digital revenues, which include revenues from LIN Digital, LIN Mobile, Nami Media, Inc., Dedicated Media, Inc. ("Dedicated Media"), HYFN, Inc. ("HYFN") and Federated Media Publishing LLC (formerly Federated Media Publishing, Inc.) ("Federated Media"), increased 171% to $24.5 million compared to $9 million in the first quarter of 2013. The Company acquired Federated Media in February 2014 and acquired a majority interest in both Dedicated Media and HYFN in April 2013.

•	Operating income increased 39% to $16.4 million compared to $11.8 million in the first quarter of 2013.

•	Net income per diluted share was $0.03 compared to a net loss per diluted share of $(0.02) in the first quarter of 2013.

Commenting on first quarter 2014 results, the Company’s President and Chief Executive Officer Vincent L. Sadusky said: “We posted solid results, increasing net revenues 8% over the prior year, on a comparable basis excluding our three recent digital acquisitions. Our results were driven by an increase in television advertising, higher pay-television subscriber fees and significant growth in digital revenues, which now comprise 15% of our net revenues and has its own reportable segment. Our diverse group of assets helped us maximize revenues from the winter Olympics and the Super Bowl and achieve the high end of our first quarter revenue guidance. I am excited about the expansion of our digital portfolio with the addition of Federated Media and the future scale and synergy opportunities from the pending merger with Media General."

Operating Highlights

•	Core local and national time sales combined, which excludes political time sales, increased 2% in the first quarter compared to the first quarter of 2013.

•	The automotive category, which represented 25% of local and national advertising sales in the first quarter, increased 4% as compared to the first quarter of 2013.

•	On February 3, 2014, the Company acquired 100% of the capital stock of Federated Media for $22.3 million, representing the largest digital acquisition in the Company's history.

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The Company's digital marketing services business, LIN Digital, launched its Video Insights Platform, a comprehensive, cross-screen video measurement solution that empowers agencies by providing all of the metrics and insights needed to evaluate true campaign performance in a single, powerful tool.

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The Company’s unduplicated desktop reach, including Federated Media, was greater than 100 million U.S. unique visitors and reached over 40% of the total U.S. Internet audience(1) and the Company's video platform ranked #13 in comScore's Video Metrix report.(2)

•	The Company’s websites and mobile properties delivered 473 million page views, with 45% coming from mobile devices.(3)

Media General Merger

As previously announced on March 21, 2014, LIN Media entered into an Agreement and Plan of Merger with Media General, Inc., a Virginia corporation (“Media General”), Mercury New Holdco, Inc., a Virginia corporation (“New Holdco”), Mercury Merger Sub 1, Inc., a Virginia corporation and a direct, wholly-owned subsidiary of New Holdco (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 2”) (the “Merger Agreement”) pursuant to which Merger Sub 1 will, upon the terms and subject to the conditions thereof, merge with and into Media General (the “Media General Merger”), with Media General surviving the Media General Merger as a wholly owned subsidiary of New Holdco, and immediately following the consummation of the Media General Merger, Merger Sub 2 will merge with and into LIN Media (the “LIN Merger” and together with the Media General Merger, the “Mergers”), with LIN Media surviving the LIN Merger as a wholly owned subsidiary of New Holdco.

As a result of the Mergers, Media General and LIN Media together will own and operate or service 74 stations, subject to required regulatory divestitures, across 46 markets, reaching approximately 26.5 million or 23% of U.S. TV households.

Key Balance Sheet and Cash Flow Items

Total debt outstanding as of March 31, 2014, net of cash, was $929.6 million compared to $932.2 million as of December 31, 2013. Unrestricted cash and cash equivalent balances as of March 31, 2014 were $20.9 million, compared to $12.5 million as of December 31, 2013.

The Company's outstanding revolving credit facility balance was $15 million as of March 31, 2014, as compared to $5 million as of December 31, 2013. Consolidated net leverage, as defined in the credit agreement governing the senior secured credit facility, was 5.0x as of March 31, 2014, compared to 5.2x as of December 31, 2013. Other components of cash flow in the first quarter of 2014 include cash capital expenditures of $5.6 million, $7.3 million of cash paid to acquire broadcast towers, cash payments for programming of $6.9 million, and cash paid to acquire Federated Media of $22.3 million.

Business Outlook

The Company has provided historical quarterly financial information for its continuing operations and other key information on its website. Interested parties should go to the Investor Relations section of www.linmedia.com.

The Company expects that net revenues for the second quarter of 2014 will increase in the range of 13% to 16% (or $21.7 million to $26.7 million), as compared to net revenues of $164.3 million in the second quarter of 2013, primarily as a result of growth in time sales, digital revenues and retransmission consent fees.

(1) comScore March 2014 data including LIN Media, LIN Digital and Dedicated Media and comScore February 2014 data including Federated Media.

(2) comScore March 2014 Video Metrix Key Measures Report.

(3) Adobe Analytics, January 2014-March 2014, Page Views Report & Video Views Report.

The Company expects that its direct operating and selling, general and administrative expenses, which include variable sales-related expenses, will increase in the range of 18% to 20% (or $18.3 million to $20.8 million) in the second quarter of 2014 as compared to reported expenses of $103.7 million in the second quarter of 2013.

The Company’s current outlook for revenues, expenses and cash flow items for the second quarter of 2014, excluding special items and expenses related to the pending Media General Merger, are anticipated to be in the following ranges:

Second Quarter of 2014
Net broadcast revenues	$150.0 to $152.0 million
Digital revenues	$34.0 to $36.0 million
Barter/Other revenues	$2.0 to $3.0 million
Total net revenues	$186.0 to $191.0 million
Direct operating and selling, general and administrative expense(1)	$122.0 to $124.5 million
Station non-cash share-based compensation expense	$0.5 million
Amortization of program rights	$5.5 to $6.5 million
Cash payments for programming	$5.5 to $6.5 million
Corporate expense(1)	$6.5 to $7.5 million
Corporate non-cash share-based compensation expense	$1.5 to $2.0 million
Depreciation and amortization of intangibles	$16.0 to $17.0 million
Cash capital expenditures	$5.0 to $7.0 million
Cash interest expense	$13.1 to $13.6 million
Principal amortization of term loans and finance lease obligations	$4.3 million
Cash taxes	$6.0 to $6.5 million
Effective tax rate	39% to 41%
(1) Includes non-cash share-based compensation expense.

The Company advises that all of the information and factors set forth above are subject to risks, uncertainties and assumptions (see “Forward-Looking Statements” below), which could individually or collectively cause actual results to differ materially from those projected above.

Conference Call

The Company will hold a conference call to discuss its first quarter 2014 results today, April 28, 2014, at 4:00 PM Eastern Time. To participate in the call, please dial 1-888-397-5352 for U.S. callers and 1-719-457-2645 for international callers. The call-in pass code is 1719811. Callers who intend to participate in the call should dial-in 10 minutes before the start of the call to ensure access. The conference call will also be webcast simultaneously from the Company’s website, www.linmedia.com, and can be accessed there through a link on the home page. For those unavailable to participate in the live teleconference, a replay will be accessible via the Investor Relations section of www.linmedia.com or by dialing 1-888-203-1112 and entering the same pass code as above. The telephone replay will be available through May 12, 2014.

Access to Non-GAAP Financial Measures and Other Supplemental Financial Data

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (“GAAP”) and believes this should be the primary basis for evaluating its performance. Non-GAAP financial measures such as Broadcast Cash Flow (“BCF”), Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow (“FCF”) should not be viewed as alternatives or substitutes for GAAP reporting. However, BCF, Adjusted EBITDA and FCF are common supplemental measures of performance used by investors, lenders, rating agencies and financial analysts. As a result, these non-GAAP measures can provide certain additional insight about the market value of the Company and its stations; the Company’s ability to fund acquisitions, investments and working capital needs; the Company’s ability to service its debt; the Company’s performance versus other peer companies in its industry; and other operating performance trends for its business. The Company makes available reconciliations of its operating income, a GAAP reporting measure, to BCF, Adjusted EBITDA and FCF on the Company’s website. In addition, the Company provides additional information on its website, at the same location, regarding historical revenue by source, pro forma income statement information and certain other components of cash flow. Interested parties should go to the Investor Relations section of www.linmedia.com.

Forward-Looking Statements

The information discussed in this press release, particularly in the section with the heading “Business Outlook,” includes forward-looking statements about the Company’s future operating results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations. Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct. Statements in this press release that are forward-looking include, but are not limited to, local, national and political advertising growth; changes in interactive, network compensation, barter and other revenues; changes in direct operating, selling, general and administrative, amortization of program rights and corporate expenses; and cash programming, cash capital expenditures, cash interest expense and principal amortization, cash tax payments and effective tax rates. These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements. Such risks and uncertainties include, but are not limited to, general economic uncertainty; restrictions on the Company’s operations as a result of the Company’s indebtedness; global or local events that could disrupt television broadcasting; softening of the domestic advertising market; further consolidation of national and local advertisers, and the national sales representation market; risks associated with acquisitions, and the integration of any acquired businesses including our ability to integrate and successfully expand our digital operations; changes in television viewing patterns, ratings and commercial viewing measurement; increases in news and syndicated programming costs, and capital expenditures; changes in television network affiliation agreements and retransmission consent agreements; changes in government regulation; competition; seasonality; effects of complying with accounting standards; potential influence of certain shareholders, including HM Capital Partners I, LP and its affiliates, and other risks discussed in the Company’s Annual Report on Form 10-K and other filings made with the SEC (which are available on the Investor Relations section of www.linmedia.com, or at www.sec.gov), which are incorporated in this release by reference. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

About LIN Media

LIN Media is a local multimedia company that operates or services 43 television stations and seven digital channels in 23 U.S. markets, with multiple network affiliates in 18 markets. Our growing digital media portfolio helps agencies and brands effectively and efficiently reach their target audiences at scale by utilizing our ComScore Top 15 Video and Top 25 Display market share, and the latest in conversational marketing, video, display, mobile, social intelligence and monetization, as well as reporting across all screens.

LIN Media’s highly-rated television stations deliver important local news and community stories along with top-rated sports and entertainment programming to 10.5% of U.S. television homes. LIN Media’s digital media operations focus on emerging media and interactive technologies that deliver performance-driven digital marketing solutions to some of the nation’s most respected agencies and brands. LIN Media is traded on the NYSE under the symbol “LIN”.

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– financial tables follow –

LIN Media LLC Consolidated Statement of Operations (unaudited)

	Three Months Ended March 31,
	2014	2013
	(in thousands, except per share data)
Net revenues	$166,241	$140,992

Operating expenses:
Direct operating	69,434	54,568
Selling, general and administrative	44,940	37,298
Amortization of program rights	6,593	7,785
Corporate	12,541	10,271
General operating expenses	133,508	109,922
Depreciation, amortization and other operating expenses:
Depreciation	10,686	11,638
Amortization of intangible assets	5,571	5,429
Restructuring charge	—	2,132
Loss from asset dispositions	94	95
Operating income	16,382	11,776

Other expense:
Interest expense, net	14,209	13,871
Share of loss in equity investments	75	—
Other expense (income), net	18	(24)
Total other expense, net	14,302	13,847

Income (loss) before provision for (benefit from) income taxes	2,080	(2,071)
Provision for (benefit from) income taxes	1,021	(1,051)
Net income (loss)	1,059	(1,020)
Net loss attributable to noncontrolling interests	(598)	(164)
Net income (loss) attributable to LIN Media LLC	$1,657	$(856)

Basic net income (loss) per common share:
Net income (loss)	$0.03	$(0.02)

Weighted-average number of common shares outstanding used in calculating basic income per common share	53,669	51,910

Diluted income (loss) per common share:
Net income (loss)	$0.03	$(0.02)

Weighted-average number of common shares outstanding used in calculating diluted income per common share	56,593	51,910

Preliminary Unaudited Consolidated Balance Sheet Data:

	March 31, 2014	December 31, 2013
	(in thousands)
Cash and cash equivalents	$20,887	$12,525
Total other assets	160,527	167,408
Total non-current assets	1,055,821	1,036,917
Total assets	$1,237,235	$1,216,850

Current portion of long-term debt	$18,925	$17,364
Total other liabilities	172,303	170,186
Long-term debt, excluding current portion	931,531	927,328
Total liabilities	1,122,759	1,114,878

Redeemable noncontrolling interest	9,820	12,845

Total shareholders' equity	104,656	89,127
Total liabilities, redeemable noncontrolling interest and shareholders' equity	$1,237,235	$1,216,850

Unaudited Consolidated Selected Statement of Cash Flows Data:

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Net cash provided by operating activities	$36,783	$21,832
Net cash used in investing activities	(35,242)	(106,785)
Net cash provided by financing activities	6,821	62,146

Net increase (decrease) in cash and cash equivalents	8,362	(22,807)
Cash and cash equivalents at the beginning of the period	12,525	46,307
Cash and cash equivalents at the end of the period	$20,887	$23,500